UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 8th, 2003

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant=s Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On September 8th, 2003 the Registrant publicly disseminated a press release announcing that its subsidiary, Chiropractic USA, Inc. opened its first franchised clinics, with the conversion of various chiropractic clinics in California, Hawaii, Michigan, Louisiana and Florida into Chiropractic USA franchised clinics. These clinics represent annual system wide sales in excess of $6 million. In addition, it noted that Chiropractic USA is currently in the final stages of negotiations with potential area representatives in 8 other states. With the commencement of the franchised operations, royalties are now being received by Chiropractic USA, which, together with Chiropractic USA’s corporate clinic revenues have strengthened the company’s financial position. In addition, Chiropractic USA has made various appointments to compliment its professional Chiropractic leadership of Dr. CJ Mertz and Dr. Dennis Nikitow, as well as their existing Area Representatives, which include Dr. Bruce Wong of Hawaii, Dr. Robert Graykowski of California, Drs. Marc VanHoogstraat and Colleen Trombley of Michigan, and Dr. Renny Edelson of Florida, with the appointments of Dr. Jeffrey Schacter, clinical operations; Dana Puckett, marketing director; Mark Bailey, franchisee finance; Jeanine Graykowski, training; Alan Davis, project manager; James Gaetz, real estate; and Cary Neal, comptroller.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant=s Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement:

	99.1	The Registrant’s Press Release dated September 8th, 2003.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: September 12th, 2003	/s/ Michael J. Gelmon

Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated September 8th, 2003